Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 No. 333-190038 filed on 19 July 2013, of our report dated 3 March 2014 for Barclays PLC relating to its financial statements and the effectiveness of internal control over financial reporting, which appears in the Annual report on the combined Form 20-F for Barclays PLC and Barclays Bank PLC for the year ended 31 December 2013.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
London, United Kingdom 12 May 2014

PricewaterhouseCoopers LLP, 7 More London Riverside, London SE1 2RT

T: +44 (0) 20 7583 5000, F: +44 (0) 20 7212 4652, www.pwc.co.uk

PricewaterhouseCoopers LLP is a limited liability partnership registered in England with registered number OC303525. The registered office of PricewaterhouseCoopers LLP is 1 Embankment Place, London WC2N 6RH. PricewaterhouseCoopers LLP is authorised and regulated by the Financial Conduct Authority for designated investment business.